Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Quarterly Report of CEA Acquisition Corporation (the “Company”) on Form 10-QSB for the period ending June 30, 2004 (the “Report”), as filed with the Securities and Exchange Commission on the date hereof, I J. Patrick Michaels, Jr., Chief Executive Officer of the Company, certify pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

     1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

     2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By:	/s/ J. Patrick Michaels, Jr. J. Patrick Michaels, Jr. Chief Executive Officer (Principal Executive Officer)	Dated: August 12, 2004